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                                             Exhibit A

NEES Energy, Inc.
Balance Sheet (Thousands of Dollars)
As of September 30, 1997
(Unaudited, Subject to Adjustment)


ASSETS
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  Equity investment in AllEnergy
     Marketing Co., L.L.C.                                 $5,504
  Current assets:
  Cash                                                         79
     Prepaid taxes                                            175
                                                           ------
  Total current assets                                        254
                                                           ------

  Total assets                                             $5,758
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities
  Accounts payable                                        $     3
  Accounts payable to associated companies                      6
                                                           ------
Total current liabilities                                       9

Parent Company's Investment:
  Common stock, par value $1 per share                          1
  Subordinated notes payable to parent                     10,780
  Accumulated deficit                                      (5,032)
                                                           ------
                                                            5,749
                                                           ------

Total liabilities and parent company's investment          $5,758
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